THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER. REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTOR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

April 30, 2008

WORLD WEB PUBLISHING.COM CORP.

a Nevada corporation

COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, H.C. Wainwright & Co., Inc., hereinafter, "HCW" and together with its successors and permitted assigns, (the "HOLDER"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from World Web Publishing.com Corp., a Nevada corporation (the "COMPANY"), that number of fully paid and non-assessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1 below.

     This Warrant is issued in consideration for and in accordance with and subject to all terms and conditions of the Series A Share Purchase Agreement dated as of April 5, 2008 (the "PURCHASE AGREEMENT") by and among the Company and HCW thereto.

TERMS AND CONDITIONS OF WARRANT

1. NUMBER OF SHARES; EXERCISE PRICE; TERM.

     a. The Holder shall be entitled to subscribe for and purchase 100,000 shares (the "SHARES") of the fully paid and non-assessable Common Stock, par value $.001 per share ("COMMON STOCK"), of the Company at an exercise price of $0.50 per share (the "EXERCISE PRICE"). The number of Shares issuable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment as hereinafter set forth.

     b. The Holder may exercise this Warrant at any time from the earlier of (i) April 30, 2008 and (ii) the effectiveness of the registration statement relating to the Company's initial public offering registered on Form S-1 (or substitute or successor form) and at any time thereafter from time to time until the close of business on April 30, 2009 (the "EXPIRATION DATE"). This Warrant shall expire and cease to be exercisable after the Expiration Date.

2. EXERCISE OF WARRANT.

     a. This Warrant may be exercised by the Holder as to the whole or any lesser number of the Shares covered hereby, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise annexed hereto as EXHIBITS A , duly completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price for the Shares to be purchased in the form of a check made payable to the Company. Certificates for the Shares so purchased shall be delivered to the Holder promptly after exercise of the stock purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a shareholder of record of those Shares for which the Warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant is to be exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

     b. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     3. COVENANTS OF THE COMPANY. The Company covenants and agrees that all equity securities which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock of the Company. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and duly reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant a number of shares of its Common Stock for which this Warrant is exercisable sufficient for such issuance.

4.	TRANSFER, EXCHANGE, OR LOSS OF WARRANT.

     a. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. This Warrant may not be assigned or transferred other than to (i) an Affiliate or (ii) a successor-in-interest to the business, operations and assets of the Holder, and except as provided in this Section 4 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the "Securities Act"). As used herein, (i) "Affiliate" shall mean any person or Entity that controls, is controlled by, or is under common control with the Holder; (ii) "control" shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in an Entity, or other relationship as, in fact, constitutes actual control; and (iii) "Entity" shall mean any general partnership, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization. Any purported transfer or assignment made other than in accordance with this Section 4 shall be null and void and of no force or effect.

     b. Prior to any transfer of this Warrant, other than in an offering registered under the Securities Act, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with either an opinion of its counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws or a "No Action" Letter from the Securities and Exchange Commission. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is reasonably satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.

     c. Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE
ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION
OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE
TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN
ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE
SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE
COMPANY."

     d. Upon receipt by the Company of satisfactory evidence of loss, theft, destruction, or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder), or (ii) a whole share if the Holder tenders the Exercise Price for one whole share.

     6. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the holder hereof to any voting rights, dividend rights, or other rights as a shareholder of the Company prior to the exercise hereof.

     7. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     8. ADJUSTMENTS. The Exercise Price per Share and the number of Shares purchasable hereunder shall be subject to adjustment from time to time as follows:

     a. MERGER. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

     b. RECLASSIFICATION, ETC. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Exercise Price shall be appropriately adjusted and this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

     c. SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall also be proportionately adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant the aggregate number and kind of shares which if this Warrant had been exercised immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such event.

     9. NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Exercise Price or number of Shares issuable upon exercise hereof shall be adjusted pursuant to Section 8 hereof, or whenever the Company shall propose to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock, to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities, to effect any liquidation, dissolution, or winding-up of the Company, or to take any other action which would cause an adjustment to the Exercise Price, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the holder of this Warrant.

10.	MISCELLANEOUS.

      a. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any successors or assigns of the Company.

     b. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada as applied to agreements between Nevada residents entered and to be performed entirely within Nevada.

     c. ATTORNEYS' FEES. In any litigation, arbitration, or court proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

     d. AMENDMENTS. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

     e. NOTICE. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be given by personal delivery, sent by facsimile, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier at the respective addresses or facsimile number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to the Holder:	H.C. Wainwright & Co., Inc.,
	52 Vanderbelt Ave.,
	New York, NY 10017

If to the Company:	World Web Publishing.com Corp.
	487 – 250 H Street
	Blaine, WA 98230-4033

	ATTN: Jordan S. Wangh, President
	Telephone:	(604)	249-5001
	Facsimile:	(604)	303-7773

     IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above written.

WORLD WEB PUBLISHING.COM CORP.

By:
-----------------------------------------------------
Jordan S. Wangh, President

EXHIBIT A

NOTICE OF EXERCISE

TO:	WORLD WEB PUBLISHING.COM CORP 487 – 250 H Street Blaine, WA 98230-4033 Attention: Jordan S. Wangh, President

1. The undersigned hereby elects to purchase ______________________ shares of the Common Stock of World Web Publishing.com Corp., pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________________
(Name)

_________________________________

_________________________________
(Address)

     3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned agrees to execute an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as EXHIBIT A-1.

_______________________________
(Signature)

By: ____________________________

Title: ___________________________

Date: _________________, _________

EXHIBIT A-1
INVESTMENT REPRESENTATION STATEMENT

PURCHASER: SELLER : COMPANY : SECURITY :	___________________________________ WORLD WEB PUBLISHING.COM CORP., WORLD WEB PUBLISHING.COM CORP., COMMON STOCK ISSUED UPON EXERCISE OF THE COMMON STOCK PURCHASE WARRANT ISSUED ON APRIL 30, 2008
AMOUNT : DATE :	____________________ SHARES ___________________________, _200______

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

     (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

     The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

     (e) I agree, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180)

days from the effective date of such registration, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; PROVIDED HOWEVER that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

     (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

_______________________________
(Signature)

By: ____________________________

Title: ____________________________

Date: __________________, _________